Exhibit 16.1


Staley, Okada & Partners               Suite 400-889 West Pender Street
Chartered Accountants                    Vancouver, BC, Canada, V6C 3B2
                                                      Tel: 604-694-6070
                                                      Fax: 604-585-8377
                                                   info@staleyokada.com
                                                    www.staleyokada.com




Re:	Natco International Inc.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated December 19, 2006 captioned "Changes in Registrant's Certifying Accountant" and that we agree with the statements made as they relate to Staley Okada & Partners. We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement of Moore & Associates or the approval of such engagement by the Board of Directors.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.


STALEY OKADA & PARNTERS


CHARTERED ACCOUNTANTS
Vancouver, Canada
December 19, 2006